UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2014

CHENIERE ENERGY PARTNERS LP HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-36234	36-4767730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On November 13, 2014, Cheniere Energy Partners LP Holdings, LLC (“Holdings”) and Cheniere Energy, Inc. (“Cheniere”) entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC (the “Underwriter”), providing for the offer and sale in an underwritten public offering of 10,100,000 common shares representing limited liability company interests in Holdings (the “Common Shares”) at a price to the Underwriter of $22.76 per Common Share (the “Offering”). The Common Shares issued pursuant to the Underwriting Agreement were registered under the Securities Act of 1933, as amended, pursuant to an effective registration statement on Form S-1 (File No. 333-198132) (the “Registration Statement”). The Offering closed on November 19, 2014.

The Underwriting Agreement contains customary representations, warranties and agreements of Holdings and Cheniere, and indemnification rights and obligations of the parties.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Share Redemption Agreement

On November 13, 2014, Holdings and Cheniere entered into a Share Redemption Agreement. Pursuant to the Share Redemption Agreement, Holdings agreed to redeem an aggregate of 10,100,000 Common Shares from Cheniere, for an aggregate redemption price of approximately $229 million, which represents the net proceeds to Holdings from the Offering, after deducting underwriting discounts and offering expenses.

The foregoing description of the Share Redemption Agreement is qualified in its entirety by reference to such Share Redemption Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Relationships

After giving effect to the Offering and the application of net proceeds therefrom, Cheniere owns 185,600,000 Common Shares as well as the sole share entitled to vote in the election of directors of Holdings, and therefore controls the management of Holdings. As a result, certain individuals, including officers and directors of Holdings, serve as officers and/or directors of both Holdings and Cheniere. As described above, Cheniere and Holdings are parties to the Underwriting Agreement and the Share Redemption Agreement.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 13, 2014, by and among Cheniere Energy Partners LP Holdings, LLC, Cheniere Energy, Inc. and Credit Suisse Securities (USA) LLC.

10.1	Share Redemption Agreement, dated November 13, 2014, between Cheniere Energy Partners LP Holdings, LLC and Cheniere Energy, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY PARTNERS LP HOLDINGS, LLC

Date: November 19, 2014	By:	/s/ Michael J. Wortley
Name: Michael J. Wortley
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 13, 2014, by and among Cheniere Energy Partners LP Holdings, LLC, Cheniere Energy, Inc. and Credit Suisse Securities (USA) LLC.

10.1	Share Redemption Agreement, dated November 13, 2014, between Cheniere Energy Partners LP Holdings, LLC and Cheniere Energy, Inc.